Exhibit 5.1

April 25, 2025	Norton Rose Fulbright US LLP 1550 Lamar Street, Suite 2000 Houston, Texas 77010-4106 United States of America Tel +1 713 651 5151 Fax +1 713 651 5246

Applied Optoelectronics, Inc.
13139 Jess Pirtle Blvd.
Sugar Land, TX 77478

Re: Applied Optoelectronics, Inc. Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Applied Optoelectronics, Inc., a Delaware corporation (the “Company”), in connection with the resale by Amazon.com NV Investment Holdings LLC, a Nevada limited liability company (the “Selling Stockholder”), of up to 7,945,399 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon exercise of a warrant (the “Warrant”) issued to the Selling Stockholder pursuant to the Warrant Agreement (as defined below).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)               the registration statement on Form S-3ASR (File No. 333-283905) of the Company relating to Common Stock and other securities of the Company filed on December 18, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act ( the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)               the prospectus, dated December 18, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)               the prospectus supplement, dated April 25, 2025 (together with the Base Prospectus, the “Prospectus”), relating to the resale of the Warrant Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)               an executed copy of the Warrant;

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.

Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com.

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Applied Optoelectronics, Inc.
April 25, 2025

(e)               an executed copy of the Warrant Agreement, dated as of March 13, 2025 (the “Warrant Agreement”), by and among the Company and Amazon.com, Inc.;

(f)                an executed copy of an Officer’s Certificate of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g)               a copy of the Company’s Amended and Restated Certificate of Incorporation, and the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(h)               a copy of the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), as in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(i)               a copy of certain resolutions of the Board of Directors of the Company, dated February 21, 2025, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholder and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Selling Stockholder and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company receives the consideration for the Warrant set forth in the Warrant Agreement and the applicable board resolutions approving the issuance of the Warrant and the Warrant Shares and (ii) the issuance of the Warrant Shares has been registered in the Company’s share registry. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholder and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the Certificate of Incorporation and the factual representations and warranties set forth in the Warrant Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the Delaware General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, “Organizational Documents” means those documents listed in paragraphs (g) and (h) above.

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.

Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com.

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Applied Optoelectronics, Inc.
April 25, 2025

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Warrant Shares to be sold by the Selling Stockholder have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, upon valid exercise of the Warrant in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinion we have assumed that:

(a)       the Company’s issuance of the Warrant Shares does not and will not (i) except to the extent expressly stated in the opinion contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents, Warrant Agreement and those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 28, 2025, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock; and

(b)       the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.

Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com.

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Very truly yours, /s/ Norton Rose Fulbright US LLP NORTON ROSE FULBRIGHT US LLP

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.

Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com.

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